CHOICE HOTELS INTERNATIONAL REPORTS 2022 THIRD QUARTER RESULTS
Third quarter domestic RevPAR exceeded 2019 levels by 15.2%; new domestic franchise agreements awarded in the quarter, increased 38% versus the same period of 2021

ROCKVILLE, Md., November 7, 2022 – Choice Hotels International, Inc. (NYSE: CHH), one of the world's largest lodging franchisors, reported its results today for the three months ended September 30, 2022.

“Our third quarter results and the acquisition of the Radisson Hotels Americas business are a significant leap forward in the evolution of both Choice Hotels’ competitive position and future growth potential. For 11 consecutive quarters, our RevPAR growth has outperformed the hotel industry, confirming that our strategy of focusing our investments and growth on RevPAR accretive hotel segments and locations is working. Our future growth is now enhanced by the addition of the Radisson Hotels Americas' brands to our best-in-class business delivery engine. Radisson Hotels Americas is expected to provide the company with significant incremental recurring adjusted EBITDA upon its full integration in early 2024,” said Patrick Pacious, president and chief executive officer, Choice Hotels. “We exceeded our 2019 earnings last year, have built on that strength through the third quarter this year and are confident that the changes we are observing in leisure and business travel behavior that favor our brands will enable us to maximize growth opportunities well into the future.”

Highlights of third quarter 2022 results include:1,2

•Domestic revenue per available room (RevPAR) growth accelerated quarter-over-quarter, increasing by 15.2% for third quarter 2022, compared to the same period of 2019, outperforming the total industry by 410 basis points.

•Domestic RevPAR growth has surpassed 2019 levels for 16 consecutive months through September 30, 2022, a trend that has continued in the fourth quarter 2022 with October RevPAR increasing approximately 20%, compared to October of 2019.

•The company closed the acquisition of Radisson Hospitality, Inc. (“Radisson Hotels Americas”) on August 11, 2022, for a purchase price of $674 million. As of September 30, 2022, the number of global rooms in the company’s targeted upper-midscale and upscale segments open and in the development pipeline increased by over 73,000 as a result of the acquisition. At quarter-end, the company had over 730,000 global rooms open or in the development pipeline, including the incremental Radisson Hotels Americas rooms.
1 2019 RevPAR comparison data is shown for comparable prior year periods for context throughout this press release in light of the pandemic’s impact on industry performance in 2021.
2 For comparative purposes, RevPAR, effective royalty rate and executed contracts exclude the impact of the Radisson Hotels Americas acquisition, while financial data, pipeline and unit growth include the impact of the Radisson Hotels Americas acquisition unless otherwise noted.

•During third quarter 2022, the company resumed share repurchases under its share repurchase program and returned over $230 million in shares, representing nearly 4% of shares outstanding as of September 30, 2022.3 This increased year-to-date returns to shareholders to over $286 million in the form of cash dividends and share repurchases as of September 30, 2022. The company's board of directors approved an increase in the company's share repurchase authorization by 5 million shares in third quarter 2022.

•The number of domestic franchise agreements awarded in third quarter 2022 increased by 38% compared to the same period of the prior year.

•The company's total domestic pipeline as of September 30, 2022, increased 16% to 1,017 hotels, representing over 98,000 rooms, from September 30, 2021.4

•The company's domestic effective royalty rate was 5.04% for the three months ended September 30, 2022 and 5.05% for the nine months ended September 30, 2022, an increase of 5 basis points, compared to the respective 2021 periods.

•The company sold the Cambria Hotel Nashville, Tennessee, property in July 2022 for approximately $110 million and secured a 30-year franchise agreement with the buyer to continue to operate the hotel as a Cambria Hotel. The sale of this hotel increased the recycling of prior investments in Cambria Hotels development projects for the nine months ended September 30, 2022 to over $140 million.5

RevPAR Performance Trends

•RevPAR increased 15.2% for third quarter 2022, compared to the same period of 2019, driven primarily by an increase in average daily rate (ADR) of 15.1%, compared to third quarter 2019.

•The company’s extended-stay portfolio has consistently exceeded 2019 RevPAR levels since April 2021 and achieved domestic RevPAR growth of 21.8% in third quarter 2022, compared to the same period of 2019. The WoodSpring Suites brand achieved RevPAR growth of 27.5% in third quarter 2022, compared to the same period of 2019, driven by occupancy levels of 81% and a 22% increase in ADR.

•The company’s overall midscale portfolio has consistently surpassed 2019 RevPAR levels since June 2021 and achieved domestic RevPAR growth of 11.3% in third quarter 2022 compared to the same period of 2019. In third quarter 2022, the Comfort brand continued to achieve RevPAR share gains versus local competitors, and the brand’s domestic RevPAR growth continued to outperform the upper-midscale chain scale, compared to the same period of 2019.
3 The percentage of shares repurchased is calculated based on 54 million shares outstanding as of September 30, 2022.
4 Pipeline is defined as hotels awaiting conversion, under construction or approved for development and master development agreements committing owners to future franchise development. The pipeline number also includes 48 Radisson Hotels Americas units representing over 5,700 rooms.
5Subsequent to quarter-end, the company sold the Cambria Hotel New Haven, Connecticut, in October 2022 for $30 million and secured a 30-year franchise agreement with the buyer to continue operating the hotel as a Cambria Hotel.

•The company’s upscale portfolio achieved domestic RevPAR growth of 18.3% for third quarter 2022, compared to the same period of 2019, and outperformed the upscale chain scale by over 13 percentage points.

Financial Performance

•Total revenues increased 28% to $414.3 million for third quarter 2022, compared to the same period of 2021, and included $40.2 million revenue contribution from Radisson Hotels Americas. Total revenues, excluding reimbursable revenue from franchised and managed properties and an extraordinary one-time termination fee, increased 21% to $201 million for third quarter 2022, compared to the same period of 2021, and included $24.8 million revenue contribution from Radisson Hotels Americas.

•Net income was $103.1 million for third quarter 2022, representing diluted earnings per share (EPS) of $1.85.

•Third quarter adjusted net income, excluding certain items described in Exhibit 7, increased to $87.5 million from third quarter 2021, representing adjusted diluted EPS of $1.56.

•Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for third quarter 2022 increased to $139.4 million from the same period of 2021 and included $6.8 million of adjusted EBITDA contribution from Radisson Hotels Americas.

•The company received a $67.4 million cash payment related to the previously disclosed one-time exit of 110 WoodSpring Suites hotels in third quarter 2022, resulting in an increase in total revenue of $22.6 million, which has been excluded from both total revenues, excluding reimbursable revenue from franchised and managed properties and an extraordinary one-time termination fee and adjusted EBITDA results.

•Third quarter 2022 domestic royalties totaled $131.7 million, a 7% increase from the same period of 2021.

•Procurement services revenues increased 11% to $14.4 million for third quarter 2022, compared to the same period of 2021.

Development

•Year-to-date through September 30, 2022, the number of domestic franchise agreements awarded increased 17% compared to the same period of 2021. Excluding the multi-unit transaction for 22 properties as part of the company's strategic alliance with Penn National Gaming in 2021, domestic franchise agreements increased 27% in the first nine months of 2022, compared to the same period of 2021. Applications received for new domestic franchise agreements increased by 23% year-to-date through September 30, 2022, compared to the same period of 2021.

•The number of domestic franchise agreements awarded for conversion hotels increased by 42% in third quarter 2022, compared to the same period of 2021.

•The company’s extended-stay domestic pipeline reached 468 hotels as of September 30, 2022, a 45% increase since September 30, 2021. In September 2022, the Everhome Suites brand, an all-new construction midscale extended stay brand, celebrated the opening of its first hotel in Corona, California, and the brand’s domestic pipeline reached 56 hotels as of September 30, 2022.

•The number of domestic franchise agreements awarded for the company’s midscale segment increased 39% in third quarter 2022, compared to the same period of 2021.

•The number of domestic franchise agreements awarded for the company’s upscale segment nearly tripled for third quarter 2022, compared to the same period of 2021. The Cambria Hotels brand increased its number of domestic hotels open by 5.2% from September 30, 2021, and more than tripled the number of domestic franchise agreements awarded for both third quarter 2022 and the first nine months of 2022, compared to the same period of 2021.

•The number of domestic hotels and rooms, as of September 30, 2022, increased 5.4% and 5.5%, respectively, from September 30, 2021.6

Shareholder Returns

During the nine months ended September 30, 2022, the company paid cash dividends totaling approximately $40 million. Based on the current quarterly dividend rate of $0.2375 per common shares outstanding, the company expects to pay dividends of $53 million during 2022, compared to total dividends of $25 million paid in 2021.

During the nine months ended September 30, 2022, the company repurchased approximately 2 million shares of common stock for $247 million under its stock repurchase program as well as through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company's equity incentive plans. As of September 30, 2022, the company had 6.3 million shares of common stock remaining under the current share repurchase authorization.

Outlook

The outlook information provided below includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The company is not able to reconcile full-year 2022 projected adjusted EBITDA and full-year 2024 projected adjusted EBITDA contribution from the Radisson Hotels Americas business unit, in each case without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the final valuation and related allocation of the purchase price and other potential adjustments. The unavailable information could have a significant impact on the company’s full-year 2022 and full-year 2024 reported financial results. The adjusted numbers in the company's outlook below exclude the net surplus or deficit generated from reimbursable revenue from franchised and managed properties, the gain (loss) on sales of assets, extraordinary one-time franchisee termination fees, due diligence and transition costs and other items:
•Adjusted EBITDA for full-year 2022 is expected to range between $465 million and $470 million, representing a 15% to 17% increase compared to full-year 2021 and a 25% to 26% increase compared to full-year 2019. The company’s outlook for adjusted EBITDA includes a
6 Including both the Radisson Hotels Americas incremental units and the impact of the previously announced one-time exits.

$14 to $15 million adjusted EBITDA contribution from the Radisson Hotels Americas business unit since the acquisition close through the end of December 2022.
•Annual adjusted EBITDA for the Radisson Hotels Americas business unit is expected to reach $80 million upon its full integration in early 2024.
•Excluding the impact of Radisson Hotels Americas, domestic RevPAR for full-year 2022 is expected to increase between 13% and 15%, compared to full-year 2019, which represents 11% to 12% growth, compared to full-year 2021.
•Excluding the impact of Radisson Hotels Americas, the domestic effective royalty rate for full-year 2022 is expected to continue to grow in the mid-single digits, compared to full-year 2021.
•The domestic number of units, including Radisson Hotels Americas and the impact of the previously announced one-time exit of the WoodSpring Suites hotels, is expected to grow approximately 7% for full-year 2022, compared to full-year 2021.

Conference Call

Choice Hotels International will conduct a conference call on, November 7, 2022, at 8:30 a.m. Eastern Time to discuss the company’s third quarter 2022 earnings results. The dial-in number to listen to the call domestically is (888) 349-0087 and the number for international participants is (412) 317-5259. A live webcast and accompanying materials will also be available on the company’s investor relations website, http://investor.choicehotels.com/ and can be accessed via the Financial Performance and Presentations tab.

About Choice Hotels®

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world. With nearly 7,500 hotels, representing nearly 630,000 rooms, in 46 countries and territories as of September 30, 2022, the Choice® family of hotel brands provides business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upscale, midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "expect," "estimate," "believe," "anticipate," "should," "will," "forecast," "plan," "project," "assume," or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company's revenue, expenses, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, the company's ability to benefit from any rebound in travel demand, the company's liquidity, the impact of COVID-19 and economic conditions on our future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, the consummation of the acquisition of Radisson Hotels Americas, including the related incurrence of additional indebtedness; the company’s ability to successfully integrate Radisson Hotels Americas’ employees and operations; the ability to realize the anticipated benefits and synergies of the acquisition of Radisson Hotels Americas as rapidly or to the extent anticipated; the continuation or resurgence of the COVID-19 pandemic, including with respect to new strains or variants; the rate, pace and effectiveness of vaccination in the broader population; changes in consumer demand and confidence, including the impact of the COVID-19 pandemic on unemployment rates, consumer discretionary spending and the demand for travel, transient and group business; the impact of COVID-19 on the global hospitality industry, particularly but not exclusively in the U.S. travel market; the timing and amount of future dividends and share repurchases; changes to general, domestic and foreign economic conditions, including access to liquidity and capital; future domestic or global outbreaks of epidemics, pandemics or contagious diseases, or fear of such outbreaks; changes in law and regulation applicable to the travel, lodging or franchising industries; including with respect to the status of the relationship with employees of our franchisees; foreign currency fluctuations; impairments or declines in the value of the company's assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; the commercial acceptance of our Software-as-a-Service (“SaaS”) technology solutions division's products and services; our ability to grow our franchise system; exposure to risks related to our hotel development, financing and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; cyber security and data breach risks; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations, especially in areas currently most affected by COVID-19; the outcome of litigation; and our ability to effectively manage our indebtedness, and secure our indebtedness, including additional indebtedness incurred as a result of the acquisition of Radisson Hotels Americas. These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and, where applicable, our Quarter Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements

The company evaluates its operations utilizing the performance metrics of adjusted EBITDA, adjusted EBITDA margins, adjusted selling, general and administrative (SG&A) expenses, revenues excluding reimbursable revenue from franchised and managed properties and extraordinary termination fees from franchisee, adjusted net income and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 7, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income, SG&A, EPS and total revenues. The company's calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited. We discuss management's reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, exceptional allowances recorded as a result of COVID-19’s impact on the collectability of receivables, expenses associated with legal claims, acquisition related due diligence, transition and transaction costs, one-time franchise agreement termination fees received related to the purchase and rebranding of a 110 hotel portfolio of WoodSpring Suites hotels, and gains/losses on sale/disposal and impairment of assets primarily related to hotel ownership and development activities to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Adjusted SG&A, Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization and Margin: Adjusted SG&A, Adjusted EBITDA and Adjusted EBITDA Margin reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, franchise-agreement acquisition cost amortization, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by reimbursable revenue from franchised and managed properties. We consider adjusted EBITDA and adjusted EBITDA margins to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures and expand our business. We also use these measures, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. These measures also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A are excluded from EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company's net income. Surpluses and deficits generated from reimbursable revenues from franchised and managed properties are excluded, as the company's franchise and management agreements require these revenues to be used exclusively for expenses associated with providing franchise and management services, such as central reservation and property-management systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from these activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from reimbursable revenue from franchised and managed properties. Surpluses and deficits generated from reimbursable revenue from franchised and managed properties are excluded, as the company's franchise agreements require these revenues to be used exclusively for expenses associated with providing franchised and managed services, such as central reservation and property-management systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allow for period-over-period comparisons of our ongoing operations.

Revenues, Excluding Reimbursable Revenue from Franchised and Managed Properties and Extraordinary Termination Fees from Franchisee: The company reports revenues, excluding reimbursable revenue from franchised and managed properties and extraordinary termination fees from franchisee. These non-GAAP measures we present are commonly used measures of performance in our industry and facilitate comparisons between the company and its competitors. Reimbursable revenues from franchised and managed properties are excluded, as the company’s franchise and management agreements require revenues to be used exclusively for expenses associated with providing franchise and management services, such as central reservation and property-management systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance. During the third quarter of 2022, the company earned one-time franchise agreement termination fees related to the purchase by a third-party from an existing franchisee and the subsequent rebranding of a 110 hotel portfolio of WoodSpring Suites hotels. These termination fees received are considered infrequent in nature and not representative of on-going operations and therefore have been excluded from the measurements utilized to assess the company’s operating performance.

Contacts

Scott Oaksmith, Senior Vice President, Real Estate and Finance
Allie Summers, Director, Executive Reporting and Investor Relations

IR@choicehotels.com

© 2022 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries								Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

(In thousands, except per share amounts)	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2022	2021	$	%	2022	2021	$	%

REVENUES

Royalty, licensing and management fees	$144,020	$127,317	$16,703	13%	$356,208	$299,606	$56,602	19%
Initial franchise fees	7,011	6,149	862	14%	21,635	18,904	2,731	14%
Procurement services	14,401	13,010	1,391	11%	47,887	36,293	11,594	32%
Owned hotels	19,992	11,377	8,615	76%	49,220	24,724	24,496	99%
Other	31,432	8,645	22,787	264%	51,588	20,753	30,835	149%
Other revenues from franchised and managed properties	197,410	156,871	40,539	26%	513,429	384,380	129,049	34%
Total revenues	414,266	323,369	90,897	28%	1,039,967	784,660	255,307	33%

OPERATING EXPENSES

Selling, general and administrative	70,202	35,110	35,092	100%	144,414	99,847	44,567	45%
Depreciation and amortization	8,726	5,883	2,843	48%	20,436	18,477	1,959	11%
Owned hotels	13,158	7,054	6,104	87%	32,004	16,534	15,470	94%
Other expenses from franchised and managed properties	190,541	116,216	74,325	64%	458,037	327,674	130,363	40%
Total operating expenses	282,627	164,263	118,364	72%	654,891	462,532	192,359	42%

Gain on sale of business and assets, net	13,379	—	13,379	NM	16,688	—	16,688	NM

Operating income	145,018	159,106	(14,088)	(9)%	401,764	322,128	79,636	25%

OTHER INCOME AND EXPENSES, NET
Interest expense	9,362	11,638	(2,276)	(20)%	32,084	35,106	(3,022)	(9)%
Interest income	(2,348)	(1,202)	(1,146)	95%	(5,256)	(3,717)	(1,539)	41%
Other loss (gain)	2,303	407	1,896	466%	9,578	(2,906)	12,484	(430)%
Equity in net loss (gain) of affiliates	(1,075)	(3,326)	2,251	(68)%	(1,279)	1,492	(2,771)	(186)%
Total other income and expenses, net	8,242	7,517	725	10%	35,127	29,975	5,152	17%

Income before income taxes	136,776	151,589	(14,813)	(10)%	366,637	292,153	74,484	25%
Income tax expense	33,696	34,934	(1,238)	(4)%	89,998	67,279	22,719	34%
Net income	$103,080	$116,655	$(13,575)	(12)%	$276,639	$224,874	$51,765	23%

Basic earnings per share	$1.87	$2.10	$(0.23)	(11)%	$4.98	$4.05	$0.93	23%

Diluted earnings per share	$1.85	$2.08	$(0.23)	(11)%	$4.93	$4.01	$0.92	23%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except per share amounts)	September 30,	December 31,
	2022	2021

ASSETS

Cash and cash equivalents	$52,541	$511,605
Accounts receivable, net	297,628	153,147
Other current assets	108,980	96,909
Total current assets	459,149	761,661

Property and equipment, net	417,431	377,367
Intangible assets, net	723,617	312,389
Goodwill	227,703	159,196
Notes receivable, net of allowances	54,492	66,451
Investments in affiliates	29,694	27,967
Operating lease right-of-use assets	70,533	34,183
Investments, employee benefit plans, at fair value	29,010	33,946
Other assets	177,354	158,664

Total assets	$2,188,983	$1,931,824

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable	$129,856	$81,169
Accrued expenses and other current liabilities	125,227	104,472
Deferred revenue	85,863	81,538
Current portion of long-term debt	2,976	216,351
Liability for guest loyalty program	82,461	86,765
Total current liabilities	426,383	570,295

Long-term debt	1,155,142	844,123
Deferred revenue	134,171	105,785
Liability for guest loyalty program	49,113	41,785
Operating lease liabilities	70,564	35,492
Deferred compensation & retirement plan obligations	43,053	38,690
Other liabilities	26,046	29,772

Total liabilities	1,904,472	1,665,942

Total shareholders' equity	284,511	265,882

Total liabilities and shareholders' equity	$2,188,983	$1,931,824

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Nine Months Ended September 30,

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$276,639	$224,874
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,436	18,477
Depreciation and amortization – marketing, reservation, and system	23,237	18,364
Gain on sale and disposal of business and assets, net	(16,688)	—
Amortization - franchise agreement acquisition cost	11,558	9,734
Stock compensation and other charges	28,621	24,277
Interest and investment loss (income)	9,135	(11,039)
Deferred income taxes	(22,402)	(34,285)
Equity in net loss of affiliates, less distributions received	2,451	8,421
Franchise agreement acquisition costs, net of reimbursements	(32,947)	(28,466)
Change in working capital and other	(34,838)	14,887
NET CASH PROVIDED BY OPERATING ACTIVITIES	265,202	245,244

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(66,084)	(46,098)
Investment in intangible assets	(3,247)	(3,113)
Asset acquisitions, net of cash paid	(856)	—
Proceeds from termination of intangibles	5,698	—
Contributions to investments in affiliates	(4,264)	(2,150)
Proceeds from sale of equity method investments	—	15,554
Purchases of investments, employee benefit plans	(3,719)	(1,279)
Proceeds from sales of investments, employee benefit plans	1,896	2,487
Issuance of notes receivable	(5,617)	(17,918)
Collections of notes receivable	701	63
Proceeds from sale of business and assets	140,554	—
Business acquisition, net of cash acquired	(550,431)	—
Other items, net	1,708	(115)
NET CASH USED IN INVESTING ACTIVITIES	(483,661)	(52,569)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings pursuant to revolving credit facilities	315,000	—
Payments to extinguish acquired debt	(55,975)	—
Proceeds from acquired derivative	1,943	—
Principal payments on 2012 senior notes	(216,571)	—
Purchases of treasury stock	(246,530)	(10,039)
Dividends paid	(39,697)	(12,528)
Debt issuance costs	(24)	(365)
Proceeds from exercise of stock options	2,361	10,817
NET CASH USED IN FINANCING ACTIVITIES	(239,493)	(12,115)

Net change in cash and cash equivalents	(457,952)	180,560
Effect of foreign exchange rate changes on cash and cash equivalents	(1,112)	(223)
Cash and cash equivalents at beginning of period	511,605	234,779

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$52,541	$415,116

									Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Nine Months Ended September 30, 2022			For the Nine Months Ended September 30, 2021			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$109.50	63.0%	$68.99	$97.74	60.8%	$59.40	12.0%	220	bps	16.1%
Sleep	96.10	60.9%	58.56	86.39	59.6%	51.45	11.2%	130	bps	13.8%
Quality	91.68	54.9%	50.36	83.94	54.5%	45.77	9.2%	40	bps	10.0%
Clarion(2)	95.66	46.3%	44.28	87.91	43.8%	38.52	8.8%	250	bps	15.0%
Econo Lodge	72.63	50.5%	36.70	68.35	51.1%	34.94	6.3%	(60)	bps	5.0%
Rodeway	73.20	52.0%	38.03	68.20	52.0%	35.48	7.3%	—	bps	7.2%
WoodSpring Suites	57.98	79.9%	46.30	50.83	81.9%	41.63	14.1%	(200)	bps	11.2%
MainStay	88.01	63.3%	55.75	79.84	62.8%	50.15	10.2%	50	bps	11.2%
Suburban	62.14	69.2%	43.02	54.49	71.5%	38.95	14.0%	(230)	bps	10.4%
Cambria Hotels	159.68	64.7%	103.24	129.62	55.1%	71.44	23.2%	960	bps	44.5%
Ascend Hotel Collection	155.81	57.7%	89.93	138.31	54.4%	75.28	12.7%	330	bps	19.5%

Total*	$93.81	59.3%	$55.65	$83.70	58.2%	$48.71	12.1%	110	bps	14.2%
*The operating statistics presented exclude the legacy Radisson brands acquired. Additionally, the operating statistics exclude Choice's Everhome brand since the operating statistics are not representative of a stabilized brand which the Company defines as having at least 25 units open and operating for the twelve month period.

	For the Three Months Ended September 30, 2022			For the Three Months Ended September 30, 2021			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$115.72	67.6%	$78.26	$110.72	67.8%	$75.03	4.5%	(20)	bps	4.3%
Sleep	100.82	63.9%	64.47	95.70	66.4%	63.55	5.4%	(250)	bps	1.4%
Quality	97.66	59.6%	58.24	94.48	62.2%	58.76	3.4%	(260)	bps	(0.9)%
Clarion(2)	101.35	51.8%	52.52	101.17	51.9%	52.47	0.2%	(10)	bps	0.1%
Econo Lodge	78.12	54.1%	42.26	76.51	57.1%	43.66	2.1%	(300)	bps	(3.2)%
Rodeway	77.99	55.5%	43.32	76.21	56.9%	43.37	2.3%	(140)	bps	(0.1)%
WoodSpring Suites	59.26	81.1%	48.04	54.11	85.5%	46.26	9.5%	(440)	bps	3.8%
MainStay	92.26	67.2%	61.99	87.15	69.1%	60.18	5.9%	(190)	bps	3.0%
Suburban	61.61	68.4%	42.12	59.26	73.5%	43.54	4.0%	(510)	bps	(3.3)%
Cambria Hotels	164.66	70.1%	115.42	148.85	62.2%	94.15	10.6%	790	bps	22.6%
Ascend Hotel Collection	174.63	64.5%	112.56	158.37	63.3%	98.50	10.3%	120	bps	14.3%

Total*	$100.07	63.4%	$63.45	$94.59	64.9%	$61.37	5.8%	(150)	bps	3.4%
*The operating statistics presented exclude the legacy Radisson brands acquired. Additionally, the operating statistics exclude Choice's Everhome brand since the operating statistics are not representative of a stabilized brand which the Company defines as having at least 25 units open and operating for the twelve month period.

Effective Royalty Rate

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2022	September 30, 2021		September 30, 2022	September 30, 2021

System-wide	5.04%	4.99%		5.05%	5.00%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe

									Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Nine Months Ended September 30, 2022			For the Nine Months Ended September 30, 2019			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$109.50	63.0%	$68.99	$97.39	63.9%	$62.25	12.4%	(90)	bps	10.8%
Sleep	96.10	60.9%	58.56	86.50	63.0%	54.48	11.1%	(210)	bps	7.5%
Quality	91.68	54.9%	50.36	81.51	55.9%	45.55	12.5%	(100)	bps	10.6%
Clarion(2)	95.66	46.3%	44.28	86.31	51.3%	44.32	10.8%	(500)	bps	(0.1)%
Econo Lodge	72.63	50.5%	36.70	64.75	49.1%	31.77	12.2%	140	bps	15.5%
Rodeway	73.20	52.0%	38.03	65.29	50.4%	32.89	12.1%	160	bps	15.6%
WoodSpring Suites	57.98	79.9%	46.30	47.34	76.9%	36.40	22.5%	300	bps	27.2%
MainStay	88.01	63.3%	55.75	86.38	65.8%	56.86	1.9%	(250)	bps	(2.0)%
Suburban	62.14	69.2%	43.02	58.36	68.9%	40.18	6.5%	30	bps	7.1%
Cambria Hotels	159.68	64.7%	103.24	145.08	69.5%	100.88	10.1%	(480)	bps	2.3%
Ascend Hotel Collection	155.81	57.7%	89.93	126.66	62.7%	79.41	23.0%	(500)	bps	13.2%

Total*	$93.81	59.3%	$55.65	$83.07	59.3%	$49.26	12.9%	—	bps	13.0%
*The operating statistics presented exclude the legacy Radisson brands acquired. Additionally, the operating statistics exclude Choice's Everhome brand since the operating statistics are not representative of a stabilized brand which the Company defines as having at least 25 units open and operating for the twelve month period.

	For the Three Months Ended September 30, 2022			For the Three Months Ended September 30, 2019			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$115.72	67.6%	$78.26	$101.48	68.4%	$69.38	14.0%	(80)	bps	12.8%
Sleep	100.82	63.9%	64.47	88.32	66.4%	58.62	14.2%	(250)	bps	10.0%
Quality	97.66	59.6%	58.24	85.60	60.6%	51.87	14.1%	(100)	bps	12.3%
Clarion(2)	101.35	51.8%	52.52	91.80	55.7%	51.16	10.4%	(390)	bps	2.7%
Econo Lodge	78.12	54.1%	42.26	68.67	53.3%	36.60	13.8%	80	bps	15.5%
Rodeway	77.99	55.5%	43.32	68.98	54.3%	37.45	13.1%	120	bps	15.7%
WoodSpring Suites	59.26	81.1%	48.04	48.69	77.4%	37.67	21.7%	370	bps	27.5%
MainStay	92.26	67.2%	61.99	88.05	70.5%	62.07	4.8%	(330)	bps	(0.1)%
Suburban	61.61	68.4%	42.12	57.55	67.9%	39.11	7.1%	50	bps	7.7%
Cambria Hotels	164.66	70.1%	115.42	145.78	72.0%	104.95	13.0%	(190)	bps	10.0%
Ascend Hotel Collection	174.63	64.5%	112.56	135.09	67.6%	91.29	29.3%	(310)	bps	23.3%

Total*	$100.07	63.4%	$63.45	$86.95	63.4%	$55.10	15.1%	—	bps	15.2%
*The operating statistics presented exclude the legacy Radisson brands acquired. Additionally, the operating statistics exclude Choice's Everhome brand since the operating statistics are not representative of a stabilized brand which the Company defines as having at least 25 units open and operating for the twelve month period.

Effective Royalty Rate

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2022	September 30, 2019		September 30, 2022	September 30, 2019

System-wide	5.04%	4.84%		5.05%	4.84%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe

							Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	September 30, 2022		September 30, 2021		Variance

	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort(1)	1,668	131,140	1,665	131,066	3	74	0.2%	0.1%
Sleep	423	29,770	414	29,167	9	603	2.2%	2.1%
Quality	1,625	120,708	1,666	125,061	(41)	(4,353)	(2.5)%	(3.5)%
Clarion(2)	185	20,642	183	21,917	2	(1,275)	1.1%	(5.8)%
Econo Lodge	704	42,323	734	44,112	(30)	(1,789)	(4.1)%	(4.1)%
Rodeway	491	27,569	531	30,657	(40)	(3,088)	(7.5)%	(10.1)%
WoodSpring Suites	206	24,890	300	36,112	(94)	(11,222)	(31.3)%	(31.1)%
Everhome	1	99	—	—	1	99	NM	NM
MainStay	113	7,843	97	6,780	16	1,063	16.5%	15.7%
Suburban	73	6,565	70	6,366	3	199	4.3%	3.1%
Cambria Hotels	61	8,433	58	8,060	3	373	5.2%	4.6%
Ascend Hotel Collection	192	20,069	224	28,175	(32)	(8,106)	(14.3)%	(28.8)%
Radisson*	520	53,185	—	—	520	53,185	NM	NM

Domestic Franchises(3)	6,262	493,236	5,942	467,473	320	25,763	5.4%	5.5%

International Choice	1,107	121,164	1,160	134,303	(53)	(13,139)	(4.6)%	(9.8)%
International Radisson*	89	12,783	—	—	89	12,783	NM	NM
International Franchises(3)	1,196	133,947	1,160	134,303	36	(356)	3.1%	(0.3)%

Total Franchises	7,458	627,183	7,102	601,776	356	25,407	5.0%	4.2%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Prior to 2022, seven properties located in Caribbean territories were classified as domestic. In 2022, the seven properties were reclassified to international.
*Radisson Hotels Americas brands are referred to as Radisson within this table.

				Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

REVENUES EXCLUDING REIMBURSABLE REVENUE FROM FRANCHISED AND MANAGED PROPERTIES AND EXTRAORDINARY TERMINATION FEES FROM FRANCHISEE
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,

	2022	2021	2022	2021

Total Revenues	$414,266	$323,369	$1,039,967	$784,660
Adjustments:
Reimbursable revenue from franchised and managed properties	(190,627)	(156,871)	(506,646)	(384,380)
Extraordinary termination fees from franchisee	(22,647)	—	(22,647)	—
Revenues excluding reimbursable revenue from franchised and managed properties and extraordinary termination fees from franchisee	$200,992	$166,498	$510,674	$400,280

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,

	2022	2021	2022	2021

Total Selling, General and Administrative Expenses	$70,202	$35,110	$144,414	99,847
Mark to market adjustments on non-qualified retirement plan investments	1,419	61	7,979	(3,402)
Operational restructuring charges	(5,416)	—	(5,416)	(724)
Share-based compensation	(4,662)	(3,016)	(12,869)	(8,399)
Due diligence and transition costs	(19,496)	—	(23,557)	—
Exceptional allowances attributable to COVID-19	—	(989)	—	(3,087)
Expense associated with legal claims	—	(3,000)	—	(3,000)
Adjusted Selling, General and Administrative Expenses	$42,047	$28,166	$110,551	$81,235

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") AND ADJUSTED EBITDA MARGINS
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,

	2022	2021	2022	2021

Net income	$103,080	$116,655	$276,639	$224,874
Income tax expense	33,696	34,934	89,998	67,279
Interest expense	9,362	11,638	32,084	35,106
Interest income	(2,348)	(1,202)	(5,256)	(3,717)
Other loss (gain)	2,303	407	9,578	(2,906)
Equity in operating net loss (gain) of affiliates, net of impairments	(1,075)	957	(1,279)	3,547
Loss on impairment of affiliate	—	—	—	4,805
Gain on sale of affiliate	—	(4,283)	—	(6,860)
Gain on sale of assets	(13,379)	—	(16,688)	—
Depreciation and amortization	9,668	5,883	21,378	18,477
Mark to market adjustments on non-qualified retirement plan investments	(1,419)	(61)	(7,979)	3,402
Operational restructuring charges	5,416	—	5,416	724
Share-based compensation	4,662	3,016	12,869	8,399
Due diligence and transition costs	19,496	—	23,557	—
Extraordinary termination fees from franchisee	(22,647)	—	(22,647)	—
Expenses associated with legal claims	—	3,000	—	3,000
Net reimbursable revenues from franchised and managed properties	(9,702)	(40,655)	(58,225)	(56,706)
Exceptional allowances attributable to COVID-19	—	989	—	3,087
Franchise agreement acquisition costs amortization	2,262	1,961	6,620	5,534
Adjusted EBITDA	$139,375	$133,239	$366,065	$308,045

Revenues excluding reimbursable revenue from franchised and managed properties and extraordinary termination fees from franchisee	$200,992	$166,498	$510,674	$400,280

Adjusted EBITDA margins	69.3%	80.0%	71.7%	77.0%

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)
(dollar amounts in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,

	2022	2021	2022	2021

Net income	$103,080	$116,655	$276,639	$224,874
Adjustments:
Loss on impairment of affiliates	—	—	—	3,647
(Gain) on the sale of assets	(10,087)	—	(12,583)	—
(Gain) Loss on sale of affiliates	—	(3,276)	—	(5,207)
Operational restructuring charges	4,084	—	4,084	550
Due diligence & transition costs	14,700	—	17,762	—
Extraordinary termination fees from franchisee	(17,076)	—	(17,076)	—
Exceptional allowances attributable to COVID-19	—	757	—	2,343
Expenses associated with legal claims	—	2,295	—	2,277
Net reimbursable revenues from franchise and managed properties	(7,238)	(31,286)	(43,436)	(43,635)
Adjusted Net Income	$87,463	$85,145	$225,390	$184,849

Diluted Earnings Per Share	$1.85	$2.08	$4.93	$4.01
Adjustments:
Loss on impairment of affiliates	—	—	—	0.07
(Gain) on the sale of assets	(0.18)	—	(0.22)	—
(Gain) Loss on sale of affiliates	—	(0.06)	—	(0.09)
Operational restructuring charges	0.07	—	0.07	0.01
Due diligence & transition costs	0.26	—	0.32	—
Extraordinary termination fees from franchisee	(0.31)	—	(0.30)	—
Exceptional allowances attributable to COVID-19	—	0.01	—	0.04
Expenses associated with legal claims	—	0.04	—	0.04
Net reimbursable revenues from franchise and managed properties	(0.13)	(0.56)	(0.78)	(0.78)
Adjusted Diluted Earnings Per Share (EPS)	$1.56	$1.51	$4.02	$3.30